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Orton & Company
50 West Broadway, Suite 1130
Salt Lake City, Utah 84101


January 25, 2001


Securities and Exchange Commission
450 5th Street
Washington DC 20549

Gentlemen:

I have read the statements made by Global Webb, Inc., which we understand have been filed with the commission pursuant to Item 4 of Form 8-K as of March 6, 2000 and the amendment filed on April 12, 2000. I agree with the statements concerning my firm in such form 8-K and the amendment.

Very truly yours,

By: /s/ Orton & Company
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        Orton & Company